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                                                                   EXHIBIT 11(a)

                         Consent of Independent Auditors

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and under the captions "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment No. 5 to the Registration Statement (Form N-1A No. 33-65690) of the Parkstone Advantage Fund and to use our report dated February 10, 1997, incorporated by reference therein.

                                                /s/ Ernst & Young LLP

Columbus, Ohio
April 14, 1997